                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                               KELLWOOD COMPANY
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

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

                              [KELLWOOD logo]




                                    2006

                               PROXY STATEMENT

                              KELLWOOD COMPANY
           600 KELLWOOD PARKWAY, ST. LOUIS COUNTY, MISSOURI 63017

                            2006 PROXY STATEMENT
                                     AND
                   NOTICE OF ANNUAL MEETING OF SHAREOWNERS

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareowners of Kellwood Company, a Delaware corporation (hereinafter referred to as "Kellwood"), will be held at 600 Kellwood Parkway, St. Louis County, Missouri 63017, on Thursday, June 1, 2006, at 9 a.m. for the following purposes:

     1. To elect three members to the Board of Directors to hold office until their successors are duly elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2006; and

     3. To transact such other business as may properly come before the meeting, and any adjournments thereof.

         The Board of Directors has fixed the close of business on April 3, 2006, as the record date for determining shareowners entitled to notice of the Annual Meeting and to vote in person or by proxy.

         The Proxy Statement follows this Notice of Annual Meeting. Also accompanying this Notice of Annual Meeting are a Proxy, our Form 10-K, and Kellwood's Annual Report for the fiscal year ended January 28, 2006.

                       By Order of the Board of Directors

                       /s/ Thomas H. Pollihan

                       Thomas H. Pollihan
                       Executive Vice President, Secretary and General Counsel

St. Louis, Missouri
April 21, 2006

                              TABLE OF CONTENTS

Notice of Annual Meeting of Shareowners......................................1

General Information..........................................................3

Security Ownership of Certain Beneficial Owners..............................4

Election of Directors (Proxy Item No. 1).....................................5

Compensation of Directors....................................................7

Corporate Governance, Board of Directors and Committees......................8

Report of the Audit Committee...............................................13

Report of the Compensation Committee on Executive Compensation..............15

Certain Relationships and Related Transactions..............................21

Compensation of Executive Officers..........................................22

Performance Graph...........................................................25

Management Ownership of Kellwood Stock......................................26

Ratification Of Independent Registered Public Accounting Firm
 (Proxy Item No. 2).........................................................27

Independent Registered Public Accounting Firm...............................28

   Appendix A:  Audit Committee Charter, as Amended.........................30

                            600 KELLWOOD PARKWAY
                      ST. LOUIS COUNTY, MISSOURI 63017

                               PROXY STATEMENT
                ANNUAL MEETING OF SHAREOWNERS - JUNE 1, 2006

                             GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Kellwood Company (hereinafter referred to as "Kellwood" or "Company"), a Delaware corporation, for the Annual Meeting of Shareowners to be held on June 1, 2006. Only shareowners of record at the close of business on April 3, 2006, are entitled to notice of, and to vote in person or by proxy at, the meeting. At the close of business on April 3, 2006 (the "record date"), Kellwood Company had 25,594,792 shares outstanding.

         This Proxy Statement and accompanying proxy are being mailed on or about April 21, 2006. The Kellwood Company Form 10-K and Annual Report to Shareowners for the fiscal year ended January 28, 2006, accompany this Proxy Statement.

         The expense of soliciting proxies for the meeting will be paid for by Kellwood. Those costs include preparing, assembling and mailing the notice, proxy, and Proxy Statement, as well as the reasonable fees of brokers, nominees, and fiduciaries in supplying proxies to beneficial owners. The solicitation will be made by the use of the mails, through brokers and banking institutions, and by officers and regular employees of Kellwood. In addition, Kellwood has engaged Morrow & Co., Inc., a firm specializing in solicitation of proxies, to assist in the solicitation for an estimated fee of $6,000, plus reimbursement for out-of-pocket expenses.

VOTING PROCEDURES

         As a shareowner, you are entitled to one vote per share owned on the record date and, with respect to the election of Directors, you have the right to cumulative voting. Under cumulative voting, you are entitled to a number of votes equal to the number of Directors to be elected, multiplied by the number of shares you own; you may cast all of your votes for one nominee or distribute them in any manner you choose among any number of nominees.

         If you sign and return the accompanying proxy in time, your vote will be recorded in accordance with the specifications on the proxy card. The people named in the proxy will vote to elect the largest number of the nominees for Director, unless you specify otherwise. If no one else is nominated for election to the Board, votes represented by a properly executed proxy will be distributed in approximately equal numbers among the nominees set forth below. If allocation is necessary, the individuals named in the proxy will use their discretion in making the allocation among nominees. If you do not want your vote distributed in approximately equal numbers among the nominees, or if you do not want to grant the people named in the proxy discretion to allocate, mark your proxy to indicate how you wish to have your vote distributed.

         The persons named as proxies reserve the right not to vote and to return to a shareowner any proxy in which the authority to vote shares represented thereby is made subject to any condition or conditions by such shareowner other than as expressly provided for in the accompanying proxy.

         With respect to the election of Directors (Proxy Item No. 1), the three nominees receiving the most votes at the meeting, present in person or by proxy, will be elected. Those proxies containing instructions to "Withhold Authority" to vote shares for one or all of the nominees will be counted for the purpose of determining a quorum to transact business, but not entitled to vote for the nominee(s) for which voting authority is being withheld. With respect to Proxy Item No. 2, abstentions will be counted in determining voting results (and will have the same effect as a vote against any such proposal), but broker "non-votes" will not be counted nor will they affect the determination of the outcome of the vote on any other proposal to be decided at the meeting.

         Kellwood's management knows of no matter to be brought before the meeting other than those referred to in the foregoing Notice of Annual Meeting of Shareowners. However, if any other matters properly come before the meeting, the proxies that are signed and returned in time will be voted on those matters in accordance with the judgment of the person or persons voting the proxy. Even if you sign and return your proxy, you may revoke it at any time before the voting either by attending the meeting or by delivering a signed written notice of revocation to the Secretary of Kellwood Company before the meeting begins.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The table listed below contains information concerning each shareowner that is known by Kellwood to be the beneficial owner of more than 5 percent of Kellwood's common stock. To the best of our knowledge, no other persons are beneficial owners of 5 percent or more of Kellwood shares. The information provided below is based solely upon information contained in
Schedule 13G filings by the shareowners specified below.

                                                                          NUMBER OF SHARES
             NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIALLY OWNED          PERCENT OF CLASS
----------------------------------------------------------------      -------------------------    ---------------------

Artisan Partners Limited Partnership                                           3,842,284                  14.98%
875 East Wisconsin Ave., Suite 800
Milwaukee, WI 53202

Snow Capital Management, L.P.                                                  2,359,430                   9.20%
2100 Georgetowne Drive, Suite 400
Sewickley, PA 15143

Dimensional Fund Advisors Inc.                                                 2,299,058                   8.26%
1299 Ocean Ave., 11th Floor
Santa Monica, CA 90401

NFJ Investment Group L.P.                                                      1,766,200                    6.9%
2100 Ross Avenue, Suite 1840
Dallas, Texas 75201

Franklin Resources, Inc.                                                       1,744,520                    6.8%
One Franklin Parkway
San Mateo, CA  94403

Ronald Gutfleish                                                               1,682,981                    6.6%
c/o Elm Ridge Capital Management LLC
3 West Main Street, 3rd Floor
Irvington, NY 10533

                            ELECTION OF DIRECTORS
                             (PROXY ITEM NO. 1)

         The Kellwood Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than three nor more than 15 Directors, with the number of Directors to be fixed by the Board, and that the Board shall be divided into two classes, with one class being elected each year for a two-year term. There are currently nine members of the Board. The Kellwood By-Laws provide that the Directors may elect a new Director to the Board. On September 1, 2005, the Board elected Ben B. Blount, Jr.; he now stands for election by shareowners. Mr. Blount was initially recommended to the Corporate Governance Committee by the Company's Chief Executive Officer.

         Also standing for election at the 2006 Annual Meeting of Shareowners are:

         o Janice E. Page - In an effort to rebalance the classes, she was re-elected to a term of one year at the 2005 Annual Meeting of Shareowners; she now stands for re-election to a full, two-year term; and

         o Robert C. Skinner, Jr. - Kellwood's Chief Executive Officer and President, Mr. Skinner became the company's Chairman as well, when Hal J. Upbin retired from the position on January 31, 2006.

         Martin Bloom, whose term ends this year, will retire from the Board at the time of the 2006 Annual Meeting of Shareowners. Mr. Upbin retired and stepped down as Chairman of the Board and as a Director on January 31, 2006. Kellwood Company thanks Mssrs. Upbin and Bloom for their commitment and contributions to the Company.

         The three Directors standing for election this year, if elected, will serve for two years, or until the 2008 Annual Meeting of Shareowners, and until their respective successors shall have been elected and qualified. The persons named in the accompanying proxy have indicated that they intend to vote for the election of the largest number of nominees set forth below which they can elect under cumulative voting. For a discussion of cumulative voting, see "Voting Procedures" listed on page 3. If any of the following nominees is not available to serve as a Director at the time of election, proxies may be voted for a substitute nominee as well as for the remaining nominees named below. However, Kellwood's management has no reason to anticipate that any nominees will be unavailable.

                  NOMINEES FOR ELECTION TO SERVE UNTIL 2008

BEN B. BLOUNT, JR., AGE 67

         Director of Kellwood since September 1, 2005. Executive Vice President Finance, Planning and Administration, and Chief Financial Officer of Oxford Industries, Inc. from 1995-2004. Director of Oxford Industries, Inc. from 1987-2004.

         Member: Audit Committee

JANICE E. PAGE, AGE 57

         Director of Kellwood since 2000. Group Vice President of Sears, Roebuck & Company from 1992 through 1997. Trustee of Glimcher Realty Trust (real estate investment trust) from 2001 until 2004. Director of R.G. Barry Corporation since 2000. Director of American Eagle Outfitters, Inc. since 2004.

         Member: Compensation, Corporate Governance and Executive Committees

ROBERT C. SKINNER, JR., AGE 52

         Director of Kellwood since June 2004. Elected as Kellwood's Chairman, effective February 1, 2006. President and Chief Executive Officer since June 1, 2005. President and Chief Operating Officer of Kellwood from 2003 until June 1, 2005. Kellwood's Vice President from 2002 to 2003. President of Kellwood Menswear from 2000 to 2003. Corporate Group Vice President of Oxford Industries from 1998 to 2000. President of Oxford Shirt Group, Oxford Industries, from 1987 to 2000.

         Member: Executive Committee

RECOMMENDATION OF MANAGEMENT AND THE BOARD

         MANAGEMENT AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR ALL THREE DIRECTORS.

                  DIRECTORS CONTINUING TO SERVE UNTIL 2007

ROBERT J. BAER, AGE 68

         Director of Kellwood since 2004. Chairman of the St. Louis Metropolitan Sewer District since 2003. President Emeritus of UniGroup, Inc. (parent of household goods transportation companies United Van Lines, LLC and Mayflower Transit, LLC) since 2002. Previous positions with UniGroup, Inc. included President and Chief Operating Officer from 1987 through 2002. Director of
U.S. Bank St. Louis since 1997. Director of Stifel Financial Corp. since
2002.

         Member: Compensation and Corporate Governance Committees

KITTY G. DICKERSON, PH.D., AGE 66

         Director of Kellwood since 1991. Professor and Chair of the Department of Textile and Apparel Management, University of Missouri, Columbia, since 1986. Author, Prentice-Hall. President of International Textile and Apparel Association, 1990-1991.

         Member: Audit and Corporate Governance Committees

JERRY M. HUNTER, AGE 53

         Director of Kellwood since 1994. Partner at Bryan Cave (law firm) since 1993. General Counsel, National Labor Relations Board, Washington, D.C., from 1989 to 1993.

         Member: Corporate Governance and Executive Committees

LARRY R. KATZEN, AGE 60

         Director of Kellwood since 2003. Business entrepreneur since 2002. Managing Partner, Great Plains Region, Arthur Andersen, 1998-2002. Managing Partner, St. Louis office, Arthur Andersen, 1993-2002. Partner, Arthur Andersen, 1978-2002. Director of Pathmark Stores, Inc. since November 2005.

         Member: Audit, Compensation and Executive Committees

HARVEY A. WEINBERG, AGE 68

         Director of Kellwood since 2004. Private investor and consultant since 1994. Positions with Hartmarx Corporation (manufacturer and marketer of apparel) included Chief Executive Officer from 1987 through 1992, Chairman of the Board from 1990 to 1992, and Vice Chairman from 1987 to 1990. Director of Syms Corp. since 1992. Director of R.G. Barry Corporation since 2001. Trustee of Glimcher Realty Trust (real estate investment trust) from 1997 through 2004. Director of Maurice Corp. (private retail clothing chain) from 1994 to 1997.

         Member: Audit Committee

                          COMPENSATION OF DIRECTORS

         Directors who are Kellwood employees receive no payment for their services as a Director.

NON-EMPLOYEE DIRECTORS' COMPENSATION PROGRAM

         The Non-Employee Directors' Compensation Program (the "Program") was revised effective May 1, 2005, upon shareowner approval of the 2005 Stock Plan for Non-Employee Directors (the "Stock Plan"). The Board of Directors adopted both the Program and the Stock Plan on the advice and recommendation of the Compensation Committee.

         The Program increased equity compensation and decreased cash compensation in order to better align Director interests with those of the shareowners. Directors who are not Kellwood employees are paid an annual cash retainer of $35,000, plus $1,500 for each formal Board Meeting and $1,000 for each informal Board Meeting attended. Committee chairs are paid an additional annual cash retainer ($10,000 for the Audit Committee; $7,500 for each of the Corporate Governance and Compensation Committees). Further, committee chairs are paid $1,000 for each committee meeting attended, and other committee members receive $1,000 per committee meeting attended in person and $750 if attended by telephone. Directors are reimbursed for expenses incurred in attending meetings.

         Non-Employee Directors also receive an annual grant of Kellwood common stock with a fair market value of $45,000 on the date of grant, plus an additional grant of Kellwood common stock with a fair market value of $10,000 for each committee, other than the Executive Committee, of which the Director is a member. These grants are made on the first business day after the Annual Meeting of Shareowners and the number of shares granted is determined by the fair market value of the share price on the date of grant.

         During fiscal year 2005, the range of total compensation paid to the seven Non-Employee Directors who served the full year was $120,500 to $158,500. This includes the annual cash retainer and cash payments for committee chairs and meeting fees, plus the annual grants of Kellwood common stock for the annual stock retainer and committee service, with the common stock valued as of fair market value on the date of grant.

ADDITIONAL DIRECTOR POLICIES AND BENEFITS

         Kellwood's Corporate Governance Committee recommended and the Board of Directors adopted in 2001 and updated in 2005 a stock ownership policy for Directors. This is to underscore the importance of better aligning the interests of the Directors with those of Kellwood's shareowners. Ownership targets are tied to the amount of the annual retainers paid to Non-Employee Directors. Each new Director is expected to own at least the number of Kellwood shares equivalent in value to one times the sum of the annual cash retainer plus the annual stock retainer within one year of joining the Board and at least the number of shares equivalent in value to three times the sum of the annual cash retainer plus the annual stock retainer within four years of joining the Board. Directors serving when the policy was updated were required to meet these ownership requirements by August 1, 2007 or 2008, depending upon their tenure on the Board. The shares must be actually owned and not just subject to an option to purchase. Deferred stock units are valued as one share of stock. Stock acquired as a grant or from the actual exercise of stock options will be included. All Directors are in compliance.

         Each Non-Employee Director is allowed to participate in the Deferred Compensation Plans for Non-Employee Directors. These Plans allow Non-Employee Directors to voluntarily defer all or a percentage of their Director cash fees until January 31 of the year following their separation from Kellwood. Kellwood credits the deferred amount to a separate bookkeeping account (the "Account") maintained in the name of the Director. The Account is increased periodically to reflect interest at prime plus 1 percent.

         Directors may also elect to defer their annual stock retainer and receive deferred stock units under the 2005 Stock Plan for Non-Employee Directors. A deferred stock unit represents an obligation of Kellwood to issue a share of Kellwood common stock to a Director upon the Director's cessation of service as a Director for whatever reason, including disability or death. Deferred stock units are credited with any dividend payable from time to time on a number of shares equal to the number of deferred stock units, and the credited dividend will be treated as reinvested in additional deferred stock units. In June 2005, each Non-Employee Director who was awarded stock elected to defer and receive deferred stock units instead.

         Each Director is allowed to participate in the Kellwood Foundation Matching Gift Program for gifts to colleges and universities. The program has a $10,000 annual maximum for each Director. In addition, each Non-Employee Director is included as an insured, pursuant to the travel accident insurance carried by the Company, which covers the Director from the time of departing for attendance at any meeting until his or her return after the meeting.

           CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of Kellwood. Written Corporate Governance Principles were formally adopted in 2000, revised in 2002, and again in March 2004. The full text of the Corporate Governance Principles is available on Kellwood's website, www.kellwood.com/corporate/governance.asp. The Board meets regularly four times per year and holds special meetings as required. The Board met six times in fiscal year 2005.

         Each Director spends considerable time preparing for and attending Board and Committee meetings. Kellwood Company Corporate Governance Principles state that each Director is expected to attend all Board meetings and the Annual Meeting of Shareowners. All current directors attended the June 2005 Annual Meeting of Shareowners, with the exception of Mr. Blount, who joined the Board in September 2005. Further, all current directors attended at least 75 percent of the Board and assigned Committee meetings during the most recent fiscal year.

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

DIRECTOR INDEPENDENCE

         The New York Stock Exchange requires that the Board of Directors be composed of a majority of independent Directors. Kellwood's Corporate Governance Principles further require that the Board of Directors be composed of a substantial majority of independent Directors. The Board has affirmatively determined that eight of the nine current Directors are independent under the NYSE rules and meet the categorical standards of independence set forth below. They are: R.J. Baer, M. Bloom, B.B. Blount, Jr., K.G. Dickerson, J.M. Hunter, L.R. Katzen, J.E. Page, and H.A. Weinberg. The Board has established the following categorical standards to assist it in making determinations of Director independence:

         A Director will be considered independent if:

         o The Director has not been an employee of Kellwood for at least three years and no immediate family member of the Director has been employed as an executive officer of Kellwood for at least three years;

         o The Director and the Director's immediate family members have not received more than $100,000 per year in direct compensation from Kellwood during each of the last three years. Director and committee fees as well as pension and other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service, shall not be included in the $100,000 limitation;

         o Within the last three years the Director has not been affiliated with or employed by, and the Director's immediate family members have not been affiliated with or employed in a professional capacity by, the present or former internal or external auditor of Kellwood;

         o Within the last three years neither the Director nor any of the Director's immediate family members have been employed as an executive officer of another company where any of Kellwood's present executive officers serve on the compensation (or equivalent) committee of that other company;

         o Within the last three years, the Director has not been an executive officer or an employee, and the Director's immediate family members have not been an executive officer of, a company that made payments to or received payments from Kellwood for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000, or 2 percent of such other company's consolidated gross revenues; and

         o The Director's independence will not be considered to be impaired if the Director or the Director's immediate family members are an employee, officer, Director or trustee of a charitable organization, foundation, university, or other non-profit organization to which Kellwood's direct or indirect (through its foundation) discretionary charitable contributions to the organization are less than the greater of 2 percent of that organization's total annual charitable contributions or $200,000.

         In making a determination regarding Director independence, the Board considers all relevant facts and circumstances, including the Director's commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may determine from time to time. The Board will assess the materiality of a Director's relationship with Kellwood by considering the issue from the standpoint of the Director and from that of any person or organization with which the Director has an affiliation.

         An "immediate family member" includes a spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone who shares such person's home.

BOARD COMMITTEES

         The Kellwood Corporate Governance Principles require, and the Board of Directors has established, an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance Committee (which also has traditional nominating committee responsibilities). With the exception of the Executive Committee, which R.C. Skinner, Jr., chairs, each committee is composed of only independent Directors.

         The Executive Committee, between Board meetings, has all the authority of the Board of Directors in the management of the business affairs of Kellwood (except for action relating to dividends and certain fundamental corporate changes). The full text of the Executive Committee charter is available on Kellwood's website, www.kellwood.com/corporate/governance.asp. The Executive Committee met once in fiscal year 2005. The Executive Committee is composed of the Chief Executive Officer and the Chairs of each of the other committees. The members of the Committee are R.C. Skinner, Jr., Chair; J.M. Hunter; L.R. Katzen; and J.E. Page.

         The Audit Committee's responsibilities are described under "Report of the Audit Committee" below. The Audit Committee met 12 times during fiscal year 2005. The Board of Directors formally adopted a written charter for the Audit Committee in 1982. The charter has undergone numerous revisions, the most recent of which was adopted in September 2005. The full text of this charter is set out in Appendix A and is also available on Kellwood's website, www.kellwood.com/corporate/governance.asp. Members of the Committee are L.R. Katzen, Chair; M. Bloom; B.B. Blount, Jr.; K.G. Dickerson; and H.A. Weinberg. All members of the Audit Committee are independent Directors, and the Board, in its business judgment, has affirmatively determined that all of the Audit Committee members meet the independence and financial literacy requirements of the New York Stock Exchange, the independence standards set forth in the Securities and Exchange Commission rules, and the standards of Kellwood's Corporate Governance Principles, as those standards apply to audit committees. The Board, in its business judgment, has affirmatively determined that Mssrs. Katzen and Blount meet the Securities and Exchange Commission ("SEC") definition of audit committee financial expert and have designated them as such.

         The Compensation Committee's responsibilities are described under "Report of the Compensation Committee on Executive Compensation" below. The Compensation Committee met 12 times during fiscal year 2005. The Board of Directors formally adopted the written charter of the Compensation Committee in 2002. The charter has since been revised and amended, most recently in December 2005. The full text is available on our website at www.kellwood.com/corporate/governance.asp. Members of the Committee are J.E. Page, Chair; R.J. Baer; M. Bloom; and L.R. Katzen. The Board, in its business judgment, has affirmatively determined that all members of the Compensation Committee meet the independence standards of the New York Stock Exchange as well as the standards of Kellwood's Corporate Governance Principles, as those standards apply to compensation committees.

         The Corporate Governance Committee's responsibilities include recommending Director nominees to the Board; evaluating Board procedures and the performance of the Board and its members; and reviewing developments in the governance of publicly held companies as they may affect Kellwood. The Committee met five times during fiscal year 2005. The Board of Directors formally adopted the written charter of the Corporate Governance Committee in 2001. The charter has since been revised and amended, most recently in March 2004. The full text of this charter is available on Kellwood's website, www.kellwood.com/corporate/governance.asp. Members of the Committee are J.M. Hunter, Chair; R.J. Baer; K.G. Dickerson; and J.E. Page. The Board, in its business judgment, has affirmatively determined that all members of the Corporate Governance Committee meet the independence standards of the New York Stock Exchange, as well as the standards of Kellwood's Corporate Governance Principles, as those standards apply to corporate governance committees.

         Kellwood's Corporate Governance Principles require that non-management Directors meet at regularly scheduled executive sessions without management. These executive sessions are scheduled and held in conjunction with regularly scheduled Board meetings. The Corporate Governance Principles further require that if the non-management group of Directors includes any Director who is not independent, Kellwood shall schedule, at least once a year, an executive session to include only independent Directors. All of the non-management Directors are considered independent. The independent Directors designated the Chair of the Corporate Governance Committee to serve as the Presiding Director at these executive sessions.

         The Presiding Director also serves as liaison between the Chairman and the independent Directors; consults with the Chairman as to appropriate scheduling and agendas of meetings of the Board; and serves as the principal liaison for communication by shareholders and employees directed specifically toward non-management Directors. Mr. Jerry M. Hunter currently serves as Presiding Director.

THE BOARD NOMINATING PROCESS

         Kellwood's Corporate Governance Committee performs all of the functions of a nominating committee and is responsible for Kellwood's nominating process. The Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified Director candidates to the Board. The Committee's nomination responsibility includes new Directors, incumbent Directors as well as candidates to fill a vacancy between Annual Shareowner Meetings. Since the last Annual Meeting, one management Director retired and one new Director was nominated and appointed to the Board. Further, one independent Director will retire at the time of this year's Annual Meeting. The new Director, Ben B. Blount, Jr., was affirmatively determined by the Board to be independent and is standing for election at the Annual Meeting.

         The Committee will determine from time to time whether the Board has any special needs or requirements, including the need for additional independent Directors, financial expertise, industry expertise, or other specific knowledge or skills. The Committee will consider candidates recommended by Directors, management, shareowners, third party search firms, or any other valid or reliable source. Candidates recommended from any valid or reliable source will be equally evaluated and considered. The Committee strives to identify and recruit the most qualified candidates, without regard to race, sex, religion, color, national origin, age, disability, citizenship status, or any other factor protected by law.

         Shareowners who wish to recommend candidates must provide the following information in writing to the Secretary of the Company:

         o The shareowner's name, number of shares owned, and the date those shares were purchased;

         o The candidate's name, age, business address, residence address, and number of shares beneficially owned;

         o A resume of the candidate describing, among other things, principal occupation and employment history, other directorships held, material outside commitments, and the names of all other business entities of which the candidate owns a 10 percent beneficial interest;

         o A statement from the candidate describing the reasons for seeking election to the Board of Directors;

         o The candidate's written consent to a complete and thorough background check and investigation;

         o The candidate's written consent to stand for election if nominated by the Board and to serve if elected by the shareowners; and

         o Any other information that may assist the Committee in evaluating the candidate or that the Committee may request.

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         The recommendation must be sent by certified or registered mail and received within the time period specified in Kellwood's By-Laws, as described under "Shareowner Proposals" listed on page 27, in order for the candidate to be considered for inclusion in the next slate of Director nominees recommended by the Committee to the full Board. The Secretary will forward recommendations promptly to the Committee Chair.

         The Committee will compile a complete list of candidates recommended from any valid source and evaluate each candidate. Each candidate will be evaluated in comparison to the Board's minimum Director qualifications including: the highest standards of morality, ethics and integrity; a successful career in a related field or expertise requested by the Board;
the ability to serve at least five years before retirement; and the ability to commit the appropriate time to Board and committee meetings. Each candidate will be further evaluated in the context of the current composition of the Board, the needs of the Board, and the long-term interests of the shareowners. Following an initial review of each candidate, the Committee will select those candidates it desires to interview. One or more members of the Committee will interview the candidate. Additional interviews may be arranged between the candidate and the Chairman, Chief Executive Officer, and/or other members of the Board or management.
Following the interviews and after receiving and evaluating feedback, the Committee will vote on which candidates will be recommended to the full Board. Each year, the Committee will recommend to the full Board a slate of Director nominees to be named in Kellwood's proxy statement and proxy card. Egon Zehnder International has been retained by the Company to search for a new independent Director.

SHAREOWNER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Shareowners may send communications to board members by (1) e-mailing the Presiding Director at PresidingDirector@Kellwood.com, (2) writing to the Presiding Director at Kellwood Company, Presiding Director, 600 Kellwood Parkway, Chesterfield, MO 63017, (3) calling the Kellwood Hotline at 800-486-2241, or (4) e-mailing any Director at the Directors' personal e-mail addresses listed on Kellwood's website. All communications received at the Presiding Director e-mail address will automatically go to the Presiding Director at an e-mail address provided by the then current Presiding Director. Communications received via regular mail or the Hotline will be delivered to the General Counsel. The General Counsel will make a copy of the communication and immediately forward it to the Presiding Director. The Presiding Director will send a written response to the interested party or shareowner within 30 days of receiving such communication. Any concerns related to accounting, internal controls or auditing matters will be immediately brought to the attention of the Audit Committee Chair. The Presiding Director has requested that items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, sales solicitations, resumes, and job inquiries not be sent to him nor forwarded by the General Counsel; these items will not be responded to.

KELLWOOD CODES, POLICIES, AND BOARD COMMITTEE CHARTERS AVAILABLE ON KELLWOOD'S WEBSITE

         Kellwood has a formal written Business Ethics and Compliance Policy that applies to all Kellwood associates, including directors, officers, and employees. During fiscal 2005, the Corporate Governance Committee determined it was appropriate for Kellwood to adopt a code of ethics specifically for the Directors. As such, a Director Code of Business Conduct and Ethics was adopted. These policies are available on Kellwood's website at www.kellwood.com/corporate/governance.asp. Kellwood also has a Code of Ethical Conduct for Senior Financial Officers and Financial Management. This Code applies to, and has been signed by, all key financial management personnel as well as the Chief Financial Officer and Chief Executive Officer. The full text of the Code of Ethical Conduct for Senior Financial Officers and Financial Management is available on Kellwood's website, www.kellwood.com/corporate/governance.asp. The Corporate Governance Committee determined that should any changes to, or waivers of, these codes and policies occur, such changes or waivers (to the extent they are applicable to the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or a Director) will be promptly disclosed on Kellwood's website.


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         Kellwood's Corporate Governance Committee recommended and the Board of Directors adopted in 2005 a stock ownership policy for executive officers. This is to underscore the importance of better aligning the interests of the executive officers with those of Kellwood's shareowners. Ownership targets are tied to the amount of their annual base salary. Each new executive officer is expected to own at least the number of Kellwood shares equivalent in value to his or her base salary within four years of appointment. Executive officers serving when the policy was adopted are expected to meet these ownership requirements by September 1, 2009. The shares must be actually owned and not just subject to an option to purchase. Stock acquired as a grant or from the actual exercise of stock options will be included.

         The following documents are available free of charge upon request to the Company's Secretary at 600 Kellwood Parkway, St. Louis, Missouri 63017, and are available on Kellwood's website, www.kellwood.com/corporate/governance.asp.

         o    SEC Forms 10-K, 10-Q and 8-K;

         o    Kellwood's Corporate Governance Principles;

         o    Director Code of Business Conduct and Ethics;

         o    Business Ethics and Compliance Policy;

         o Code of Ethical Conduct for Senior Financial Officers and Financial Management;

         o    All Board of Directors Committee Charters; and

         o Certain other policies and procedures adopted by the Board or Committees.

                        REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of Kellwood's Board of Directors is composed of five Directors who satisfy the independence, experience, and financial literacy requirements as defined by the standards of the New York Stock Exchange and Kellwood's Corporate Governance Principles. Additionally, the Board of Directors has determined that Mr. Katzen and Mr. Blount meet the SEC definition of an "audit committee financial expert" and they have been designated as such.

         The responsibilities of the Audit Committee are set forth in the Audit Committee Charter (Appendix A). The Audit Committee reviews and reassesses the adequacy of the charter annually and recommends any proposed changes to the Board of Directors for approval. The charter was reviewed and updated as of September 1, 2005, and it was adopted by the full Board on September 1, 2005. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of Kellwood's independent registered public accounting firm. The Audit Committee is charged with monitoring (1) the integrity of Kellwood's financial statements, (2) compliance with legal and regulatory requirements, (3) the independent registered public accounting firm's qualifications and independence, and (4) the performance of Kellwood's internal audit function and the independent registered public accounting firm.

         Kellwood management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. Management is also responsible for establishing, maintaining, evaluating, and reporting on the effectiveness of financial reporting and disclosure controls. The independent registered public accounting firm is responsible for performing an independent audit of Kellwood's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and for expressing an opinion on the conformity of


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Kellwood's audited financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of Kellwood's internal control over financial reporting and expressing an opinion on management's assessment of the effectiveness of internal control over financial reporting. The Committee's responsibility is to monitor and oversee these processes. The Audit Committee, in carrying out its role, relies on Kellwood's senior management, including senior financial management, Kellwood's internal audit department, and its independent registered public accounting firm.

         Prior to the completion of the financial statements for the nine months ended October 29, 2005, management determined that it incorrectly accounted for freight, duty and agents' commission costs related to imports of goods at a regional accounting center which resulted in the understatement of accounts payable and cost of products sold. Management identified this issue after the regional accounting center functions were centralized into Kellwood's financial services operations in St. Louis and subsequent review of accounting processes. After discovering the error, management corrected the accounting processes during the third quarter of 2005 so that there was an appropriate cutoff at October 29, 2005, and recommended restating the financial statements for fiscal years 2003, 2004, and the quarterly reports filed to date in fiscal year 2005. In connection with the restatement, management determined that as of January 29, 2005, the Company did not maintain effective controls over the completeness and accuracy of accruals for freight, duty and agents' commission cost, and that a material weakness existed. During fiscal year 2005 management took steps to remediate this control deficiency. Additionally, this Committee retained independent counsel to conduct a review and investigation of this accounting error. This investigation was completed for the periods necessary to correctly present all of the periods contained in the financial statements. The investigation concluded that the accounting error did not result from misconduct or intentional wrongdoing. This Committee approved the restated financials, which were filed on January 13, 2006, as well as the actions taken to remedy the control deficiencies. As of January 28, 2006, the control deficiency described above had been fully remediated and no such material weakness existed as of that date.

         We reviewed and discussed Kellwood's audited financial statements with senior management, internal audit, and the independent registered public accounting firm. Kellwood's audited financial statements are included in the Fiscal Year 2005 Annual Report on Form 10-K. Management has confirmed to us that such financial statements have been prepared with integrity and objectivity, are the responsibility of management, and have been prepared in conformity with generally accepted accounting principles. The Committee meets separately with the independent registered public accounting firm and internal auditor, and collectively with the Chief Executive Officer, Chief Financial Officer, and President, to have candid discussions about Kellwood's financial statements, management, and the effectiveness of internal control over financial reporting. In 2005, we continued our practice of having the full Committee review and discuss with management and representatives of the independent registered public accounting firm the quarterly earnings announcements in advance of their public release.

         We discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, its judgments as to the quality, not just the acceptability, of Kellwood's accounting principles and such other matters required to be discussed by SAS 61, as amended by SAS 89 and 90 (Communications with Audit Committee). SAS 61 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of its audit of Kellwood's financial statements, with respect to: (i) its responsibility under generally accepted auditing standards, (ii) significant accounting principles, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

         We received from PricewaterhouseCoopers LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between PricewaterhouseCoopers LLP and Kellwood which, in its professional judgment, may reasonably be thought to affect independence. PricewaterhouseCoopers LLP has discussed


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its independence with us and has confirmed in its letter that, in its professional judgment, PricewaterhouseCoopers LLP is independent of Kellwood within the meaning of the federal securities laws.

         Based on the review and discussions described above with respect to Kellwood's audited financial statements for fiscal year 2005, we recommended to the Board of Directors that the audited financial statements be included in Kellwood's Fiscal Year 2005 Annual Report on Form 10-K for filing with the SEC.

         As specified in the Audit Committee Charter, we recognize that the Committee's job is one of oversight, and it is not the duty of the Audit Committee to plan or conduct audits or to determine that Kellwood's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management. Kellwood's independent registered public accounting firm is responsible for rendering its opinion that the financial statements are fairly stated in all material respects in accordance with generally accepted accounting principles. We are not, nor can we be, employees of Kellwood. We do not, nor can we, serve as accountants or auditors of Kellwood. In giving our recommendation to the Board of Directors, we have relied on management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the report of Kellwood's independent registered public accounting firm with respect to such financial statements. We are not providing any expert or special assurance as to Kellwood's financial statements or any professional certification as to the independent registered public accounting firm's work.

         This report is submitted by the members of the Committee: Martin Bloom, Ben B. Blount, Jr., Kitty G. Dickerson, Harvey A. Weinberg, and Larry
R. Katzen, Chair.


                    REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

         The Compensation Committee of Kellwood's Board of Directors is composed of not fewer than three Directors who satisfy the independence requirements of the New York Stock Exchange as well as the standards of Kellwood's Corporate Governance Principles, as these standards apply to compensation committees. Generally, the Committee's responsibilities include designing, reviewing and approving compensation plans, granting benefits under such plans, approving salaries and total compensation for executive officers, and ensuring that adequate succession planning programs are in place. The complete responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter. The charter provides for executive sessions without management and access to the services of independent compensation consultants. The Committee reviews and reassesses the adequacy of the charter annually. The most recent revision of the charter was adopted in December 2005. The full text of the charter is available on Kellwood's website, www.kellwood.com/corporate/governance.asp.

OVERVIEW

         The Committee's philosophy is to ensure the Company's compensation, benefits, succession planning, and leadership development strategy achieves several key goals:

         o Pay total compensation which is commensurate with Kellwood's performance relative to similar apparel companies;

         o Align the compensation received by executives with the value created for shareholders;

         o Permit the Company to attract and retain talented employees in the businesses in which we compete; and

         o     Encourage significant share ownership by key executives.



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The Committee executes this strategy through a range of responsibilities including design, review and approval of base salary compensation, cash bonus plans, stock options, restricted stock bonuses, and other benefits under such plans.

         Kellwood's executive officer compensation program consists of base salary, annual cash incentive compensation and long-term incentive compensation in the form of cash, stock options or restricted stock awards. Company executives also participate in various other benefits including 401(k) savings plans which are generally available to all Kellwood employees. In the course of executing its responsibilities, the Committee sought the advice of both an independent compensation consultant and Kellwood management.

COMPENSATION POLICIES

The Company's executive compensation policies are designed to:

         o     Provide competitive total compensation opportunities;

         o Align pay with Kellwood's annual and longer term performance goals;

         o     Recognize individual initiative and achievements;

         o Facilitate the attraction and retention of qualified executives; and

         o     Build the ownership of Kellwood stock by key managers.

The Committee believes that stock ownership by management and stock-based performance compensation help align the interests of management and shareowners, which ultimately enhances shareowner value. The Committee further affirms that bonuses and other forms of incentive-based compensation encourage management to achieve preset performance goals for Kellwood. Based upon the available competitive performance and compensation data provided by the independent compensation consultant and by management, the Committee concluded that total compensation for each executive was reasonable.

BASE SALARY

         The Committee reviews each executive officer's salary at the beginning of each fiscal year and considers recommendations submitted by the Chief Executive Officer. The Committee strives to set executives' salaries at reasonable and competitive market levels after considering multiple factors. In determining appropriate salary levels, the Committee considers a variety of sources, including industry surveys, proxy statements of comparable companies in the apparel/retail industry and outside recommendations by independent compensation consultants. The Committee also considers the level and scope of responsibility, experience, Company and individual performance, and internal equity among executive officers. The Committee uses its discretion to set executive compensation where external, internal or an individual's circumstances warrant. Annual adjustments to base salaries are based on comparable companies' practices, Kellwood's achievement of its financial goals, and the individual's performance.

         Mr. Skinner's annual base salary was increased from $900,000 to $1,000,000 effective April 1, 2006, reflective of his promotion to the additional role of Chairman. The salary increases for executive officers in fiscal year 2006 were based on the Committee's review of all the factors stated above. Salaries during fiscal year 2005 are included in the Summary Compensation Table. Mr. Skinner succeeded Mr. Upbin as Chairman of the Company, who retired January 31, 2006. Mr. Upbin was Chief Executive Officer of the Company until June 1, 2005, and his salary for the year was $1,250,000.

         The current annual base salary levels of the named executive officers are as follows: Robert C. Skinner, Jr., Chairman, President and Chief Executive Officer, $1,000,000; Stephen C. Ruzow, Executive Vice President, $650,000; W. Lee Capps III, Chief Operating Officer and Chief Financial Officer, $625,000; and Thomas H. Pollihan, Executive Vice President, Secretary and General Counsel, $334,000.


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ANNUAL CASH INCENTIVES

         A performance management and incentive compensation program ("annual cash bonus program") is extended to executives (including the five named executive officers), managers, and professionals whose positions have a significant impact on Kellwood's operating results. Annual cash incentive compensation awards are intended to recognize and reward corporate, business unit and individual performance. Goals for company, business unit and individual executives' performance are set at the beginning of each fiscal year and are designed to drive improved company and individual performance. The amount of any award is determined by the performance relative to these goals. Consideration is given to the combined financial results of Kellwood and the applicable business unit, as well as the achievement of the individual's personal objectives. In considering bonuses for executives other than Mr. Skinner, the Committee takes into account bonus recommendations and assessments submitted by the Chief Executive Officer. When assessing the performance of Mr. Skinner, the Committee considers the Directors' input and determines the bonus in accordance with the policies described above. Cash bonuses were based on the achievement of the individual and the performance of their respective business unit. Because the Company's financial results fell short of fiscal year 2005 goals, the cash bonus awards included in the Summary Compensation Table reflect this performance level as well as any additional responsibilities rewarded.

ANNUAL STOCK INCENTIVES

         The Committee administers Kellwood's Corporate Development Incentive Plan, which awards restricted shares of Kellwood common stock based upon performance criteria established at the beginning of each fiscal year. The Committee selects key executives (including the five named executive officers) to participate in the Corporate Development Incentive Plan based upon the following criteria: ability to significantly affect major decisions and actions that influence the continued growth and profitability of Kellwood; value of their continuing service; and his or her retention risk in the competitive marketplace.

         In consultation with the independent compensation consultant, the Committee determines the participant's target award based on level of responsibility and sets the performance goals, which must be achieved during the measurement period (traditionally a fiscal year). Performance goals are calibrated with award payout levels, such that a participant can earn an award well above the target for outstanding company performance, or no award for poor performance. The measures and objectives may be based on earnings per share, earnings before tax and gains on sale of assets, and before adjustments for non-recurring and extraordinary items, or other criteria, which the Committee establishes.

         At the end of the performance period the Committee determines the extent to which the performance goals have been met. Payment of awards under the Plan are made in common stock, but restricted from sale. Restrictions on the shares lapse and shares are transferred to the participants in installments over approximately three years, provided the shares have not been forfeited. The shares awarded are held in escrow and may not be transferred, sold, pledged or otherwise disposed of before the lapse of restrictions. For fiscal year 2005, performance goals were not met and no awards were made under the Corporate Development Incentive Plan.

         The Corporate Development Incentive Plan, as amended, was approved by shareowners on May 30, 2002, increasing the number of shares authorized to be issued under the Plan by 1,000,000 shares.

         The Committee administers the Restricted Stock Compensation Plan. Under this Plan, restricted shares are granted to qualified employees and restrictions lapse ratably over five years. Awards are limited to an aggregate of 25,000 shares for any Plan year. No awards were made under the Restricted Stock Compensation Plan to any executive officers or any employee for fiscal year 2005.


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STOCK OPTIONS

         The Committee administers Kellwood's 1995 Omnibus Incentive Stock Plan, which provides for awards of incentive stock options, non-qualified stock options, and stock appreciation rights. These equity-based awards serve to align the interests of the executives with those of the shareowners. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in Kellwood.

         The Committee considers stock option awards on an annual basis. These are normally awarded in March. In determining the amount of options awarded, the Committee generally establishes a level of award based on the individual's position and level of responsibility, both of which reflect the executive's ability to influence Kellwood's long-term performance, as well as the individual's actual performance during the year. The number of options awarded to participants are calibrated to provide a competitive total compensation opportunity.

         As of March 10, 2005, option awards were made pursuant to the Plan at the exercise price of $29.18 to each of the named executive officers in the following amounts: Hal J. Upbin, 62,500; Robert C. Skinner, Jr., 62,500; Stephen L. Ruzow, 16,250; W. Lee Capps III, 16,250; and Thomas H. Pollihan, 11,250. The total of all options granted in March 2005 to all employees, including the named executive officers, was 491,250. See "Option Grants During Fiscal Year 2005."

         The 1995 Omnibus Incentive Stock Plan was approved by shareowners on August 24, 1995, and ended in June 2005.

LONG-TERM INCENTIVE

         On June 2, 2005, a new long-term incentive plan - The Long-Term Incentive Plan of 2005 - was approved by shareholders and is intended to provide rewards in place of the 1995 Omnibus Incentive Stock Plan. The long-term incentive plan is designed to reward sustained business improvement over three year performance periods. The Committee selects participants and sets three-year performance goals at the beginning of each three-year performance period with components including operating margin improvement, working capital efficiency, and net sales growth. If the performance goals are met, awards earned may include performance cash awards, stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock and other stock or cash awards as determined by the committee. See "Long-Term Incentive (LTI) Table."

OTHER BENEFIT PROGRAMS

         Kellwood has adopted an unfunded, nonqualified deferred compensation plan known as the Executive Deferred Compensation Plan (the "Plan I") to provide deferred compensation for a specified group of management or highly compensated employees including the five named executive officers. The Plan allows employees to voluntarily defer compensation until termination or retirement. An additional deferred compensation plan ("Plan II") was adopted in fiscal year 2004 to comply with the recently enacted Internal Revenue code 409(a) as added by the American Jobs Creation Act. Under the Plan(s), any employee whose base salary exceeds a level set by the Plan Administrator may enroll in the Plan. The Retirement Savings Committee administers the Plan. For calendar year 2006 and thereafter, a participant may defer up to 50 percent of base earnings as well as up to 100 percent of a cash bonus. Kellwood credits the deferred amount to separate bookkeeping account(s) (the "Account") maintained by the Plan Administrator in the name of the Participant. The Account is increased monthly by an amount equal to one-twelfth of the sum of 1 percent plus the prime rate as of December 1 of the prior year. The interest rate applied to participants' accounts in 2005 was 6.0 percent per annum. The interest rate to be applied to accounts in calendar year 2006 is 8.0 percent. Both rates exceed 120 percent of the applicable federal reference rate, which was 5.5 percent in 2005 and 5.6 percent in 2006.

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         The executive officers participate in various health, life and disability insurance programs, and a 401(k) retirement savings, which are generally made available to all salaried employees. Executive officers also receive certain traditional perquisites that are customary for their positions, such as vehicle allowance and tax and financial planning allowance. The aggregate amount of these perquisites for each named executive officer did not exceed the lesser of $50,000 or 10 percent of the total annual salary plus bonus for that executive officer. No loans are made available to any executive officers or any employees of Kellwood.

         Messrs. Upbin and Pollihan remain eligible for a discontinued program in the form of a Death Benefit Agreement in lieu of the group life insurance generally made available to all salaried employees. The Agreement provides for a total benefit of up to six times annual base and bonus earnings but with a maximum of $1,500,000. In the case of death before retirement, the full benefit of up to $1,500,000 is paid as a fully taxable sum upon the officer's death. Upon retirement at age 60 or later, an increasing amount up to one-third of the total benefit is paid as a fully taxable sum upon retirement. Depending upon age at retirement, up to two-thirds of the total benefit is paid as a fully taxable sum upon the officer's death. Mr. Upbin received $500,000 after retirement and his death benefit was decreased to $1,000,000.

         The Committee believes that the overall program it has adopted, with its emphasis on performance based compensation, serves to focus the efforts of our executives on the attainment of a sustained high rate of company growth and profitability for the benefit of Kellwood and its shareowners.

COMPANY POLICY ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Internal Revenue Code Section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other four most highly compensated executive officers, which is not "performance based" as defined in Section 162(m). Kellwood's policy is to structure its performance based compensation to executive officers to maximize deductibility. However, Kellwood reserves the discretion to pay compensation to its executive officers that might not be deductible.

         This report is submitted by the members of the Committee: Robert J. Baer, Martin Bloom, Larry R. Katzen, and Janice E. Page, Chair.

EXECUTIVE OFFICER AGREEMENTS

         Change in Control Agreements. Kellwood has agreements with Mssrs. Skinner, Ruzow, Capps, Pollihan, and several other officers providing for compensation in connection with termination of employment following a change in control, as well as if all or substantially all of Kellwood's assets are sold, or if Kellwood is liquidated or ceases to function as a going concern. A change in control is defined as occurring when any corporation or any person or related group acquires at least 25 percent of the Company's outstanding common stock directly or indirectly. These agreements provide for the payment of a lump sum within five days of the date of termination equal to the sum of (a) two times the officer's highest base salary in effect during the fiscal year in which the date of termination occurs, (b) two times the officer's average annual cash incentive awards during the last three full fiscal years, (c) the incentive award which, pursuant to any Kellwood benefit plan, had accrued or would have accrued to the officer during the last full fiscal year, (d) the last bonus award earned by the officer under Kellwood's annual bonus program, and (e) two times the product of multiplying the average over three years the total of the stock options and stock grants awarded times the highest NYSE closing price for the year prior. Additionally, the executive and family will be continued for two years in all employee benefit plans and all stock options continue and all restrictions on restricted stock shares held in escrow shall lapse and stock shall be released. Should the payments to each executive officer be considered "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code subject to the excise tax imposed by Section 4999 of the Code, those officers shall be paid an amount necessary to place the officer in the same after-tax position as he/she would have been in had no excise tax been imposed.

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         Employment Agreements or Arrangements. Mr. Upbin had a written
Employment Agreement dated December 31, 1999, which was amended on May 29, 2003, to extend its term until January 31, 2006. The original base salary was $1,000,000 per year, subject to annual review. His salary was increased to $1,250,000 effective March 1, 2004. The Agreement provides for his participation in all compensation and benefit programs, reimbursement of business travel and entertainment expenses, and a vacation of four weeks per year. In the event of termination of his employment, he will receive his base salary until January 31, 2006, and in certain instances a prorated portion of the yearly cash bonus. Mr. Upbin has retired and resigned as a Director of the Board effective January 31, 2006.

         On June 1, 2005, the Company entered into a Consulting Agreement (the "Consulting Agreement") with Hal J. Upbin, the Chairman of the Company to be effective immediately following his resignation as Chairman on January 31, 2006. Under the Consulting Agreement, Mr. Upbin will provide advisory and consulting services concerning the business and operations of the Company. Primary duties will include assisting in the development and execution of the Company's M&A strategy, advising on balance sheet issues and materials and proposals from the investment community and investment bankers, advise on possible division/subsidiary restructurings and mentoring the new Chief Executive Officer. The term of the Consulting Agreement shall be for a period of three years beginning on February 1, 2006, subject to termination by the Company for cause, the death or permanent and total disability of Mr. Upbin, or the termination by Mr. Upbin upon written notice to the Company. In consideration of his services under the Consulting Agreement, Mr. Upbin receives $600,000 for the first year of the term, $500,000 for the second year of the term, and $400,000 for the third year of the term. Mr. Upbin also agreed under the Consulting Agreement not to compete with the Company during the term of the Agreement and for one year thereafter. He also agreed not to disclose confidential and other information regarding the Company. The non-compete and the non-disclosure provisions contained in the Consulting Agreement survive the termination of the Agreement.

         Mr. Skinner has a written Employment Agreement dated June 1, 2005. Under the Employment Agreement, Mr. Skinner was appointed as the President and Chief Executive Officer of the Company commencing as of June 1, 2005 and ending on May 31, 2008. The Employment Agreement provides that the Company and Mr. Skinner may terminate the Employment Agreement at any time. During the term of the Employment Agreement, Kellwood agrees to pay Mr. Skinner a base salary of $900,000 subject to annual review. Mr. Skinner was appointed as the Chairman of the Board on January 31, 2006. The Compensation Committee increased Mr. Skinner's salary to $1,000,000 effective April 1, 2006, reflective of his promotion to the additional role of Chairman. Mr. Skinner is also entitled to participate in all compensation and benefit programs that the Company may offer or make available to other executive officers of the Company. In the event of termination without cause, Mr. Skinner will receive (1) the monthly base salary at the annual rate then in effect for eighteen months after termination of employment, (2) a prorated portion of the then current year's cash bonus opportunity and the Long Term Incentive Plan bonus targets, (3) an acceleration and lapse of all the restrictions on exercisability of all outstanding stock options previously granted to Mr. Skinner, (4) an acceleration and lapse of all restrictions on all stock previously awarded and in escrow under the Corporate Development Incentive ("CDIP") Plan, and (5) a prorated portion of the then current year's CDIP dollar amount opportunity (collectively, the "Severance Benefits"). Upon Mr. Skinner's disability, the Employment Agreement provides that the Company shall continue to pay his salary and provide his benefits at the same rate and times as in effect on the date of disability. If the disability continues for a continuous period of more then six months, then the Company may terminate the Executive employment and the Executive shall be entitled to the Severance Benefits. If Mr. Skinner dies during the term of the Employment Agreement, the Company shall continue to pay to the representative of his estate or otherwise as he may by will direct, Mr. Skinner's salary for a period of one year after his death and the Executive's estate shall be entitled to the Severance Benefits.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Jerry M. Hunter, a Director of Kellwood, is a partner in the nationally known St. Louis law firm of Bryan Cave. The services of other members of the law firm have been retained during the last fiscal year and during the current fiscal year. Fees paid by Kellwood to Bryan Cave in fiscal 2005 were significantly less than 1 percent (0.024%) of the law firm's gross revenues last fiscal year.

         Edward J. Upbin has been the Company's Director of Corporate Credit and Collections since June 1, 2005. He was Director of Chargeback Processing from 2004 until May 1, 2005. Mr. Upbin is the son of Hal J. Upbin, Kellwood's Chief Executive Officer until June 1, 2005, and Chairman until his retirement on January 31, 2006. Mr. Upbin graduated cum laude from the University of Missouri, St. Louis with a Bachelor of Science in Business Administration, Accounting. Prior to joining Kellwood, Mr. Upbin spent more than 10 years working for the nation's top retailers in merchandising, sales, and financial planning. During fiscal 2005, Mr. Upbin was paid a total of $121,569 for salary and employer-matching 401(k) contribution. Mr. Upbin's compensation is consistent with, and is common among, employees at Mr. Upbin's level.

                    COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows the amount of all compensation earned for services in all capacities to Kellwood for the last three fiscal years for the Chief Executive Officer and the other four most highly paid executive officers (the "Named Officers") as of January 28, 2006.

                                                  SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                               ANNUAL COMPENSATION              COMPENSATION AWARDS
                                               -------------------              -------------------

                                                                             RESTRICTED       SECURITIES
NAME AND                                                                       STOCK          UNDERLYING        ALL OTHER
PRINCIPAL POSITION                YEAR       SALARY ($)        BONUS       AWARD(S)($)(1)     OPTIONS(#)     COMPENSATION($)
------------------                ----       ----------        -----       --------------     ----------     ---------------

Hal J. Upbin(2)                   2005       $1,250,000       $312,500       $      0           62,500          $21,180(10)
Chairman                          2004        1,229,167        312,500              0           50,000            8,713(11)
                                  2003        1,000,000        750,000        838,926           50,000            7,800(11)

Robert C. Skinner, Jr.(3)         2005       $  850,000       $225,000       $      0           62,500           $8,919(11)
President and                     2004          750,000        140,625              0           28,000            6,985(11)
Chief Executive Officer           2003          579,166(7)     165,000        271,168           13,000            8,167(11)

Stephen L. Ruzow(4)               2005       $  650,000       $121,875       $      0           16,250           $9,214(11)
Executive Vice President and      2004          650,000        121,875              0           13,000            6,358(11)
President Calvin Klein Women's    2003          562,500(8)     165,000        271,168           13,000            6,104(11)
Better Sportswear

W. Lee Capps III(5)               2005       $  600,000       $117,188       $      0           16,250          $12,832(12)
Chief Operating Officer and       2004          550,000        103,125              0           13,000            8,701(11)
Chief Financial Officer           2003          404,166(9)     130,625        271,168           13,000            8,027(11)

Thomas H. Pollihan(6)             2005       $  307,500       $ 38,625       $      0           11,250          $10,710(13)
Executive Vice President,         2004          295,833         37,500              0            6,000            8,311(11)
Secretary and                     2003          247,917         78,125         93,214            6,000            8,083(11)
General Counsel

--------

     (1) The Corporate Development Incentive Plan provides a restricted stock award contingent on the achievement of predetermined performance criteria based on Kellwood's fiscal year performance. Any shares awarded are placed in escrow and dividends are paid on the escrowed stock. Shares are released from escrow at the rate of 25 percent a year, with the first release on the date selected by the Compensation Committee in the year of the award (typically simultaneous with the grant) and the remaining 75 percent vesting in equal installments on the first business day in March for the next three years. The amounts shown in the table represent the dollar value based on the stock price at the award date. The awards attributable to the Named Officers for prior fiscal years and in escrow as of January 28, 2006, which are still subject to restrictions under the Corporate Development Incentive Plan, valued at the closing price of $23.95 on January 27, 2006, are as follows: H.J. Upbin, 16,146 shares at $386,696.70; R.C. Skinner, Jr., 4,995 shares at $119,630.25; S.L. Ruzow, 5,223 shares at
          $125,090.85; W.L. Capps III, 4,955 shares at $118,672.25; and T.H.
          Pollihan, 1,784 shares at $42,726.80.

     (2) H.J. Upbin was Chairman and Chief Executive Officer until June 1, 2005, when he relinquished the Chief Executive Officer position as part of Kellwood's succession planning program. He retired as Chairman and as a Director on January 31, 2006.

     (3) R.C. Skinner, Jr., was President and Chief Operating Officer until June 1, 2005, when he was appointed President and Chief Executive Officer as part of Kellwood's succession planning program. He added Chairman to his title on February 1, 2006, following the retirement of H.J. Upbin.

     (4) S.L. Ruzow was Executive Vice President and President Womenswear until September 8, 2005, when he was appointed Executive Vice President and President Calvin Klein Women's Better Sportswear.

     (5) W.L. Capps III was Executive Vice President Finance and Chief Financial Officer until June 1, 2005, when he was appointed Chief Operating Officer and Chief Financial Officer.

     (6) T.H. Pollihan was Senior Vice President, Secretary and General Counsel until June 1, 2005, when he was appointed Executive Vice President, Secretary and General Counsel.

     (7) Includes $33,333 paid in 2004 as a retroactive salary adjustment for 2003 related to promotion on December 1, 2003.

     (8) Includes $16,667 paid in 2004 as a retroactive salary adjustment for 2003 related to promotion on December 1, 2003.

     (9) Includes $28,333 paid in 2004 as a retroactive salary adjustment for 2003 related to promotion on December 1, 2003.

     (10) Employer matching 401(k) contribution: $9,200. Above-market interest on deferred compensation: $11,980.

     (11) Employer matching 401(k) contribution.

     (12) Employer matching 401(k) contribution: $8,586. Above-market interest on deferred compensation: $4,246.

     (13) Employer matching 401(k) contribution: $8,350. Above-market interest on deferred compensation: $2,360.

         The following two tables cover stock options granted to the Named Officers during the fiscal year ended January 28, 2006, as well as the number and value of unexercised stock options held by those officers at the end of the last fiscal year. No SARs were granted in conjunction with the options.

                                                OPTION GRANTS DURING FISCAL YEAR 2005


                                                     INDIVIDUAL GRANTS
                                                 --------------------------                               POTENTIAL REALIZABLE
                                                 % OF TOTAL                                                 VALUE AT ASSUMED
                               NUMBER OF          OPTIONS                                                    ANNUAL RATES OF
                                SHARES           GRANTED TO        EXERCISE                             STOCK PRICE APPRECIATION
                              UNDERLYING        EMPLOYEES IN          OR                                    FOR OPTION TERM
                                OPTIONS            FISCAL         BASE PRICE      EXPIRATION          ----------------------------
NAME                          GRANTED (#)          YEAR(1)         ($/SHARE)         DATE               5%($)              10%($)
------------------------      -----------       ------------      ----------      ----------          ----------------------------

Hal J. Upbin                     62,500             12.72            29.18          3/10/15           1,146,947          2,906,588

Robert C. Skinner, Jr.           62,500             12.72            29.18          3/10/15           1,146,947          2,906,588

Stephen L. Ruzow                 16,250              3.31            29.18          3/10/15             298,206            755,713

W. Lee Capps III                 16,250              3.31            29.18          3/10/15             298,206            755,713

Thomas H. Pollihan               11,250              2.29            29.18          3/10/15             206,450            523,186

------------

     (1) Total options granted during fiscal year 2005 were 491,250 to the Named Officers and all other employees.


                        AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005 AND FISCAL YEAR-END 1/28/06 VALUES


                                                                 NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS
                                                                      AT FY-END (#) 1/28/06             AT FY-END ($) 1/28/06
                                                                 -------------------------------    -----------------------------
                             SHARES ACQUIRED        VALUE
NAME                           ON EXERCISE #    REALIZED($)(1)    EXERCISABLE      UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----------------------       ---------------    --------------    -----------      -------------    -----------     -------------
Hal J. Upbin                      10,000           $76,600          255,500           131,900         406,066            9,682

Robert C. Skinner, Jr.                 0                 0           50,500            79,500           5,768            1,442

Stephen L. Ruzow                       0                 0           26,300            29,450               0                0

W. Lee Capps III                       0                 0           50,700            34,450          52,034            2,678

Thomas H. Pollihan                 2,000           $10,200           32,880            19,650          22,669            1,236

------------
     (1) Value realized is calculated based upon the difference between the exercise price and the value of Kellwood's common stock; the value of the stock is based upon the average of the highest and lowest selling prices of Kellwood stock as reported on the New York Stock Exchange Composite Transactions list on the exercise date.

           LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

The following table identifies potential bonus amounts for award to Named Officers participating in the Long-Term Incentive Plan for the three-year performance period ending February 2, 2008.

                                                                              ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                                                        PRICE BASED PLANS(1)
                                                                            --------------------------------------------
                             NUMBER OF SHARES,       PERFORMANCE OR
                               UNITS OR OTHER      OTHER PERIOD UNTIL
                                   RIGHTS            MATURATION OR
     NAME                           (#)                  PAYOUT              THRESHOLD           TARGET         MAXIMUM
------------------------------------------------------------------------------------------------------------------------


Hal J. Upbin (2)                    N/A             1/30/05 - 2/2/08            $0                $50,000        $75,000

Robert C. Skinner                   N/A             1/30/05 - 2/2/08         $500,000          $1,000,000     $2,000,000

Stephen L. Ruzow                    N/A             1/30/05 - 2/2/08         $150,000            $300,000       $600,000

W. Lee Capps III                    N/A             1/30/05 - 2/2/08         $150,000            $300,000       $600,000

Thomas H. Pollihan                  N/A             1/30/05 - 2/2/08         $100,000            $200,000       $400,000

------------

     (1) The amount of compensation to be paid to the Named Officers pursuant to the Long-Term Incentive Plan will be based upon the improvement, during the performance period, of operating margins, working capital efficiency, and net sales growth.

     (2) Mr. Upbin retired January 31, 2006, after one year of the performance period. To the limited extent that the Company performance warranted it, he may be entitled to a pro rata award.

                              PERFORMANCE GRAPH

         The following graph compares the performance of Kellwood common shares with that of the S&P 500 and S&P 500 Apparel, Accessories & Luxury Goods Indices. The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested.

                                   [GRAPH]


---------------------------------------------------------------------------------------------------------
                                                              1/01   1/02    1/03    1/04    1/05   1/06
---------------------------------------------------------------------------------------------------------
Kellwood Co.                                                  $100   $111    $112    $196    $141   $121
S&P 500 Index                                                 $100    $84     $65     $87     $92   $102
S&P 500 Apparel, Accessories & Luxury Goods Index             $100   $113     $96    $112    $142   $157
---------------------------------------------------------------------------------------------------------
Note: Total return assumes reinvestment of dividends

                            MANAGEMENT OWNERSHIP
                             OF KELLWOOD STOCK

         Under SEC regulations, persons who have power to vote or to dispose of shares of Kellwood, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of January 28, 2006, the beneficial ownership of each present Director and Named Officer as a group, of shares of Kellwood's common stock. This information has been furnished to us by the individuals named. As shown in the last column, in some cases a significant number of the shares indicated in the center column as being beneficially owned are actually unissued shares attributable to unexpired options for Kellwood's common stock which are exercisable or first became exercisable within 60 days after January 28, 2006. The last column also includes non-employee Directors' deferred stock units. With the exception of Mr. Upbin, who beneficially owns approximately
1.5 percent, no present Director or Named Officer owns more than 1 percent of Kellwood's common stock. All executive officers and Directors as a group beneficially own approximately 3.2 percent of Kellwood's common stock.

                                                                                       NUMBER OF SHARES INCLUDED
                                                                                           IN PREVIOUS COLUMN
                                                                                       ATTRIBUTABLE TO UNEXPIRED
                                                                                         OPTIONS TO PURCHASE OR
              NAME OF INDIVIDUAL OR                        NUMBER OF SHARES             DEFERRED STOCK UNITS FOR
                 NUMBER IN GROUP                          BENEFICIALLY OWNED             NON-EMPLOYEE DIRECTORS
------------------------------------------------         --------------------         ---------------------------

R. J. Baer......................................                 3,729                             2,629
M. Bloom........................................                12,029                             9,629
B. B. Blount, Jr................................                     0                                 0
W. L. Capps III.................................                84,340                            65,217
K. G. Dickerson.................................                17,087                            14,379
J. M. Hunter....................................                15,675                            13,375
L. R. Katzen....................................                 8,829                             6,629
J. E. Page......................................                10,029                             9,629(1)
T. H. Pollihan..................................                50,266                            40,831
S. L. Ruzow.....................................                50,080                            37,017
R. C. Skinner, Jr...............................                89,659                            79,234
H. J. Upbin.....................................               388,375                           310,734
H. A. Weinberg.................................                  4,225                             2,225
All Directors and executive officers as a group
(16 persons including those named)                             835,619                           666,631

------------

     (1) Does not include 7,800 unexpired options owned by her husband, a former Kellwood executive who retired in 1997. Mrs. Page disclaims beneficial ownership of these shares.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Kellwood's executive officers, Directors and greater than 10 percent shareowners to file reports of ownership and changes in ownership of Kellwood securities with the SEC. To our knowledge, based solely upon a review of copies of forms submitted to Kellwood, we believe that all filing requirements were met during fiscal year 2005.

SHAREOWNER PROPOSALS

         If you would like to include a proposal to Kellwood's Proxy Statement for the 2006 Annual Meeting of Shareowners, your submission must be received by the Secretary of Kellwood Company at the principal executive offices in St. Louis no later than December 22, 2006.

         Should you wish to bring a proposal before the 2007 Annual Meeting of Shareowners, but not include it in the Proxy Statement, the written proposal must be received by the Secretary of Kellwood Company at the principal executive offices in St. Louis not less than 90 days nor more than 120 days before the meeting, which is scheduled for May 31, 2007. Such proposal may include nominations for election to the Board of Directors. Additionally, Section 2.10 of the Kellwood Company By-Laws imposes certain information requirements on shareowners wishing to bring business before a shareowner meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

         Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement and the Form 10-K and Annual Report to Shareowners for the fiscal year ended January 28, 2006, may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a Proxy Statement or Form 10-K and Annual Report to Shareowners for the fiscal year ended January 28, 2006, either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to the Company's Secretary, we will provide a separate copy of the Form 10-K and Annual Report to Shareowners for the fiscal year ended January 28, 2006, and the Proxy Statement.

       RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                             (PROXY ITEM NO. 2)

         In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to perform the audit of the Company's consolidated financial statements and internal controls over financial reporting for fiscal year 2006. PricewaterhouseCoopers LLP served as the Company's independent registered public accounting firm for fiscal year 2005. The Audit Committee is asking the shareowners to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending February 3, 2007.

         Although the Company's governing documents do not require the submission of the selection of independent auditors to the shareowners for approval, the Board of Directors considers it desirable that the appointment be ratified by the shareowners. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event shareowners fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the shareowners' best interests.

         The Audit Committee has approved in advance all services provided by PricewaterhouseCoopers LLP. A member of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and respond to appropriate questions from shareowners.

RECOMMENDATION OF THE BOARD AND AUDIT COMMITTEE

         THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND YOUR PROXY WILL BE SO VOTED, UNLESS YOU SPECIFY OTHERWISE.

                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered for the fiscal years ended January 28, 2006, and January 29, 2005, including services in connection with the review of quarterly financial statements during the fiscal year, were $1,734,292 and $1,504,137 respectively.

         All fees billed by PricewaterhouseCoopers LLP for all services rendered during fiscal years 2005 and 2004 are summarized in the table below:

                               Fiscal Year 2005         Fiscal Year 2004
         Audit fees                  $1,734,292               $1,504,137
         Audit-related fees                   0                        0
         Tax fees                       193,732                  182,885
         All other fees                  15,400                   96,131
                               ----------------         ----------------
         Total fees                  $1,943,424               $1,783,153
                               ================         ================


         Audit fees billed by PricewaterhouseCoopers LLP in 2005 relate to their audit of the consolidated financial statements of Kellwood included in Kellwood's 2005 Annual Report to Shareowners, audit of Kellwood's internal control over financial reporting and management's assessment of the effectiveness of such controls, and quarterly reviews of Kellwood's consolidated financial statements along with foreign statutory audits and services provided in connection with the filing of registration statements.

         Tax fees in 2005 related to such services as tax advice and consultations concerning the tax repatriation and the advance pricing agreements in the Far East, as well as general tax services in the Far East.

         All other fees in 2005 related to miscellaneous consulting and advisory services in the Far East.

         The Audit Committee has a policy related to the review and approval of services provided by the independent registered public accounting firm. This policy requires the Audit Committee, on an annual basis, to consider and pre-approve certain type of audit, audit-related and tax services to be provided by the independent registered public accounting firm. During the pre-approval process, the Audit Committee shall set forth maximum fee levels for the pre-approved services. Any pre-approved services exceeding the maximum pre-approved fee levels must receive specific additional approval from the Audit Committee. For services other than audit, audit-related, and tax, firms other than our independent registered public accounting firm will be used except when PricewaterhouseCoopers LLP has unique skills for the required service, and only then if the service is separately and specifically pre-approved by the Audit Committee.

         During fiscal 2005 the Audit Committee reviewed and approved all services provided by the independent registered public accounting firm. Additionally, the Audit Committee considered and concluded that all of the non-audit services provided by the independent registered public accounting firm were compatible with maintaining the auditor's independence.

         The Audit Committee retained PricewaterhouseCoopers LLP to serve as Kellwood's independent registered public accounting firm for fiscal 2005 and the Board ratified this action at its meeting on March 10, 2005.

         Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

                                      Thomas H. Pollihan
                                      Executive Vice President, Secretary and
                                      General Counsel

St. Louis, Missouri
April 21, 2006

APPENDIX A
----------

                              KELLWOOD COMPANY

                     AUDIT COMMITTEE CHARTER, AS AMENDED

PURPOSE

         The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibilities related to corporate accounting, auditing, and reporting practices of the Company, the quality and integrity of the financial reports of the Company released to the shareholders, the public or any governmental body, as well as determining that both management and the auditors are properly discharging their financial statement responsibilities and that the systems of controls which management has established effectively safeguard the assets, real and intangible, of the Company.

         The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Company's independent auditors (a registered public accounting firm). The Audit Committee shall monitor (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors.

RELATIONSHIP TO BOARD OF DIRECTORS

         The Corporate Governance Committee shall appoint the committee members and chairman subject to the approval of the Board of Directors. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, experience and financial literacy requirements. The members of the Audit Committee shall serve until their successors are appointed and qualify. Compensation for Director activities is the only compensation that an Audit Committee member may receive from the Company.

         Except as expressly provided in this charter or the By-Laws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by law or the rules of the New York Stock Exchange, the Audit Committee shall fix its own rules of procedure.

COMPOSITION

         The Audit Committee will be composed of at least three members of the Board of Directors, all of whom are independent as determined in accordance with the New York Stock Exchange Listing Standards and the Sarbanes-Oxley Act of 2002 ("SOX"). All members must be financially literate and at least one member must be a "financial expert" pursuant to Section 407 of SOX. No Committee member may serve on the audit committee of more than two other public companies without Board approval.

         The Chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The Chair will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead audit partner of the independent registered public accounting firm and the internal audit function.

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MEETINGS

         The Audit Committee shall meet at least four times annually and at such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent auditors or the Director of Internal Audit. In addition, the Committee will communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' review procedures. It will periodically meet separately with management, with internal auditors and with independent auditors. It will also periodically meet in executive session. A majority of the members of the Committee shall constitute a quorum at any meeting.

RESPONSIBILITIES AND DUTIES

         The Audit Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

The Audit Committee shall have the sole authority to:

         o Appoint or replace the independent auditors (subject, if applicable, to shareholder ratification), and approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. It should be clear that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company shareholders. The Audit Committee shall be directly responsible for the oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work.

         o The Committee shall review the appointment, performance and replacement of the Director of the Internal Audit Department, with such Director to be ultimately responsible to the Committee and the Board of Directors.

         o Provide an open avenue of communication between the independent auditors, internal auditor, management and the Board of Directors. The Committee is empowered to resolve any disagreements between management and the auditors regarding financial reporting.

         o Retain special independent legal, accounting or other consultants to advise the Committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities.

         o Request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

         To fulfill its responsibilities and duties the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute to and implement the purposes of the Audit Committee. Those tasks include, but are not limited to:

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

FINANCIAL STATEMENTS

1) Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:

     a)   Complex or unusual transactions and highly judgmental areas.

     b) Major issues regarding accounting principles and financial statement presentations such as any significant changes in the Company's selection or application of accounting principles.

     c) The reasoning for and appropriateness of the accounting principles and disclosure practices adopted by management as regards new transactions and events.

     d) Fairness of the presentation in the financial statements of the financial position and operating results, including the adequacy of disclosures made by management.

     e) The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

     f) Any accounting adjustments that were noted or proposed by the independent auditors but were passed (as immaterial or otherwise).

2) Review analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. Such review shall include a review of any significant financial reporting issues and the selection, application and disclosure of the Company's critical accounting policies used in connection with the preparation of the Company's financial statements, including those policies for which management is required to exercise discretion or judgment regarding the implementation thereof, and discussing alternatives to, the ramifications of, and the rationale for, the decisions made with respect to such policies (including the treatment preferred by the independent auditors).

3) Discuss with management and the independent auditors any problems, difficulties, or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent auditors' activities or on access to requested information and management's response thereto.

4) Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Company's Form 10-K and Form 10-Q about
     (a) any significant deficiencies in the design or operation of internal controls or material weaknesses therein, (b) any fraud involving management or other associates who have a significant role in the Company's internal controls and (c) any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the evaluation.

5) Meet, in person or by conference call, with senior management and the independent auditors after their quarterly review or annual audit and prior to each filing of the Company's Form 10-Q or Form 10-K to review and discuss:

     a) The Company's quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar disclosures.

     b) The matters required to be discussed pursuant to Statement on Auditing Standards (SAS) No. 61, including the results of the registered independent auditors' reviews of the quarterly financial statements to the extent applicable, significant adjustments or transactions, management judgments and accounting estimates, significant new accounting policies.

     c) Disclosures made by the Company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under SOX and the rules promulgated there under, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

     d) Review earnings press releases (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance (either generally or on a case-by-case basis) provided to analysts and rating agencies.

     e) Recommend to the full board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

INTERNAL AUDIT

6) Review with management and the Director of Internal Audit, and approve, the charter, plans, activities, staffing, and organizational structure of the internal audit function, including:

     a)   Level of internal audit costs.

     b) Coordination of audit effort with the independent auditors to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

7) Meet with the internal auditor on an ongoing basis and review the audit department's findings at the end of the year to evaluate:

     a)   The adequacy of the internal controls of the Company.

     b) The appropriateness and timeliness of the disposition of recommendations for improvements in internal controls made by the internal auditors.

     c) Review any changes required in the audit department's originally contemplated audit plan.

8) Determine that there are no unjustified restrictions or limitations to the internal auditors' activities.

INDEPENDENT AUDIT

9)   Review the independent audit scope and approach, including:

     a)   The level of independent audit costs.

     b) The coordination of audit effort with the internal auditors to assure completeness of coverage, reduction of redundant efforts, and the effective use of resources.

     c) The summary risk assessment and control evaluation for the Company, as well as how the audit plan will be developed/adjusted to address the documented environment.

     d)   Any changes required in the originally contemplated audit plan.

10) Evaluate the auditor's qualifications, performance and independence. In performing this review, the Committee will:

     a) Obtain and review a formal written statement from the independent auditors at least annually regarding:

          i)   The independent auditors' internal quality-control procedures.

          ii) Any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm.

          iii) Any steps taken to deal with any such issues.

          iv) All relationships between the independent auditors and the Company.

     b)   Take into account the opinions of management and internal audit.

     c)   Review and evaluate the lead partner of the independent auditors.

11) Adopt and periodically review and, if necessary, update its policy with regard to the pre-approval of the retention of the independent auditors for any permitted non-audit services, including a requirement that the Committee approve all non-audit engagements of the independent auditors and shall, consistent with that policy, approve the retention of the independent auditors to perform such services and the fees for such services, if required by that policy.

12) Determine that there are no unjustified restrictions or limitations to the independent auditors' activities.

13) Discuss the independent auditors' views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

14)  Discuss the independent auditors' evaluation of:

     a) The fairness of the presentation in the financial statements of the financial position and operating results, including the adequacy of disclosures made by management.

     b) The quality and acceptability of the recordkeeping, accounting and financial policies and procedures of the Company.

     c) The internal audit department and its audit plan, responsibilities, budget, staffing, and effectiveness in meeting its assigned responsibilities.

15) Review any reports of the independent auditors mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and Sections 204/404 of SOX related to:

     a) Illegal acts that would have a material effect in the financial statements.

     b)   Critical accounting policies and practices to be used.

     c)   Certification of effectiveness of internal controls.

     d) Alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditors.

     e) Other material written communications between the auditor and management.

16) Discuss with the independent auditors any significant communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.

17) Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account (recognizing that SOX does not permit the CEO, Controller, CFO or Chief Accounting Officer to have participated in the Company's audit as an employee of the independent auditors during the preceding one-year period).

18) Determine that the lead audit partner of the independent auditors and the audit partner responsible for reviewing the audit are rotated at least every five years as required by SOX, and further consider rotation of the independent audit firm itself.

19) Present its conclusions with respect to the independent auditors to the Board.

COMPLIANCE

20) Review and discuss any management letter provided by the internal auditors and independent auditors, and the Company's response to that letter.

21) Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22) Discuss with the Company's general counsel all pending and current litigation, as well as any regulatory matters that may have a material impact on the Company's financial statements or its compliance and reporting policies.

23)  Review the Company's conflict of interest and ethics program.

24)  Review the Company's Contractor Compliance Program.

REPORTING RESPONSIBILITIES

25) Regularly report to the Board about committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the internal audit function.

26) State within the annual proxy statement whether the Company's Audit Committee adopted a written charter and, if so, include a copy at least every three years. In addition, prepare the Report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the annual proxy statement that names the Committee members, the name of the designated financial expert and states whether the Committee:

     a) Reviewed and discussed the audited financial statements with management.

     b)   Discussed with the auditors matters of the types described in SAS
          No. 61.

     c) Received the written disclosures from the auditors required by Independent Standards Board No. 1, and discussed with the auditors their independence.

27) Review any other reports the Company issues that relate to committee responsibilities.

OTHER RESPONSIBILITIES

28) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

29) Perform such other functions as assigned to the Committee by law, the Company's charter or By-Laws, or by the Board of Directors of the Company and/or the Chairman of the Board of Directors.

30) Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. Determine the charter is published as required by law or regulation.

31) Confirm annually that all responsibilities outlined in this charter have been carried out.

32) The Committee will engage in an annual self-assessment with the goal of continuing improvement.

                      ANNUAL MEETING OF SHAREOWNERS OF

                              KELLWOOD COMPANY

                                JUNE 1, 2006





                         Please date, sign and mail
                           your proxy card in the
                          envelope provided as soon
                                as possible.




   Please detach along perforated line and mail in the envelope provided.



-------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
      PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
        PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-------------------------------------------------------------------------------


   DIRECTORS RECOMMEND A VOTE FOR:
1. Election of Directors:

                                NOMINEES:
[ ] FOR ALL NOMINEES
                                O B. Blount, Jr.
[ ] WITHHOLD AUTHORITY          O J. Page
    FOR ALL NOMINEES            O R. Skinner, Jr.

[ ] FOR ALL EXCEPT
    (See instructions below)







INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark ------------ "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: O


-------------------------------------------------------------------------------





-------------------------------------------------------------------------------
To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that      [ ]
changes to the registered name(s) on the account may not be submitted via this method.




   DIRECTORS RECOMMEND A VOTE FOR:                        FOR  AGAINST  ABSTAIN
2. Ratify the appointment of PricewaterhouseCoopers LLP   [ ]    [ ]      [ ]
   as the Company's independent registered public accounting firm for fiscal year 2006.


PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.




Signature of Shareowner___________________________ Date: ______________________

Signature of Shareowner___________________________ Date: ______________________


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                              KELLWOOD COMPANY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREOWNERS - JUNE 1, 2006

         ROBERT C. SKINNER, JR., THOMAS H. POLLIHAN, and each of them, are hereby appointed proxies of the Shareowner(s) signing the reverse side hereof, with power of substitution acting by a majority of the proxies present and voting, or if only one proxy is present and voting then acting by that one, to vote the shares of Kellwood Company common stock which the Shareowner(s) is (are) entitled to vote, at the ANNUAL MEETING OF SHAREOWNERS to be held at 600 Kellwood Parkway, St. Louis, Missouri on June 1, 2006 at 9:00 A.M., and at any adjournment thereof, with all the powers the signing Shareowners would possess if present. The proxies are instructed to vote as specified on the REVERSE SIDE.

Election of Directors: FOR the maximum number of nominees listed below (except as indicated on the reverse side) who (as selected by the Proxies in their discretion) may be elected pursuant to cumulative voting: B. Blount, Jr., J. Page, R. Skinner, Jr.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SHAREOWNER(S), BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND ALL OTHER MANAGEMENT PROPOSALS AND FOR RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING 2006, ALL AS SET FORTH IN THE NOTICE OF ANNUAL MEETING DATED APRIL 21, 2006, AND THE ACCOMPANYING PROXY STATEMENT. DISCRETION WILL BE USED WITH RESPECT TO VOTING ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.


              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                   APPENDIX


     Page 25 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.